SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:                   [ ]   Confidential, for Use of the
[ ]    Preliminary Proxy Statement                 Commission Only (as permitted
[x]    Definitive Proxy Statement                  by Rule 14a-6(e)(2))
[ ]    Definitive Additional Materials
[ ] Soliciting Material Pursuant to [ ] Rule 240.14a-11(c) or [ ] Rule 240.14a-12


                             Research, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:



                         [LOGO] RESEARCH, INCORPORATED


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 16, 1997

      Notice is hereby given that the Annual Meeting of Shareholders of Research, Incorporated will be held at the corporate offices, 6425 Flying Cloud Drive, Eden Prairie, Minnesota, on Thursday, January 16, 1997 at 5:00 p.m., Central Standard Time, for the following purposes:

      1. To consider and act upon a proposal to amend the Bylaws of the Company to fix the number of directors at five.

      2. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

      3. To ratify and approve the selection of independent public accountants for the current fiscal year.

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on December 2, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors


Gerald E. Magnuson,
SECRETARY

Minneapolis, Minnesota
December 12, 1996


      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY.


                             RESEARCH, INCORPORATED
                                 PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of Research, Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 16, 1997. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

      Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The Company's corporate offices are located at 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344 and its telephone number is (612) 941-3300. The mailing of this proxy statement to shareholders of the Company commenced on or about December 12, 1996.

      The Company has outstanding only one class of capital stock, $.50 per share par value Common Stock, of which 1,161,443 shares were issued and outstanding and entitled to vote at the close of business on December 2, 1996. Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Mere execution of a proxy will not provide a shareholder with cumulative voting. Only shareholders of record at the close of business on December 2, 1996 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

      Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table includes information as of December 2, 1996 concerning the beneficial ownership of the Common Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the Summary Compensation Table on page 5, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.


                                       AMOUNT OF
NAME AND ADDRESS OF                      STOCK         PERCENT
 BENEFICIAL OWNER                      OWNERSHIP       OF CLASS
-------------------                    ---------       --------

Mary Ellen Abramson and the             238,269(1)      20.49%
  Estate of A. Edward Abramson
  27880 Island View Road
  Excelsior, MN 55331

Kenneth G. Anderson (2)                 101,584(3)(4)    8.73%
  5209 Doncaster Way
  Minneapolis, MN 55436

James R. Anderson (2)                    44,456(3)(5)    3.82%

Claude C. Johnson (2)(6)                 25,049(3)       2.12%

Edward L. Lundstrom (2)                      --             *

Gerald E. Magnuson (2)                    5,000(3)(7)       *

Charles G. Schiefelbein (2)              51,885(3)(8)    4.46%

Bruce E. Bailey (6)                      11,050(3)          *

David G. Brady (6)                       12,050(3)       1.03%

All Directors and Officers
  as a Group (10 persons)               284,000(3)      23.22%

------------------------------
*  Less than 1%


(1) Includes 124,189 shares owned directly by Mary Ellen Abramson and 114,080 shares beneficially owned by the Estate of A. Edward Abramson, of which Ms. Abramson is the personal representative and included in those 114,080 shares are 1,250 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options.


(2) Serves as a director of the Company and has been nominated for re-election, except for Mr. K. G. Anderson who will not stand for re-election.



(3) Includes the following number of shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options: Mr. K.G. Anderson, 1,550 shares; Mr. J.R. Anderson, 1,750 shares; Mr. Johnson, 20,000 shares; Mr. Magnuson, 1,750 shares; Mr. Schiefelbein, 1,000 shares; Mr. Bailey, 10,000 shares; Mr. Brady, 10,000 shares; and all directors and officers as a group, 60,550 shares.


(4) Includes 24,114 shares owned directly by Mr. K.G. Anderson's wife as to which he disclaims beneficial ownership.

(5) Includes 15,906 shares owned by Mr. J.R. Anderson in joint tenancy with his wife and 510 shares owned by Mr. Anderson's wife as custodian for their children.

(6) Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 5 hereof.

(7) Includes 1,000 shares owned directly by Mr. Magnuson's wife as to which he disclaims beneficial ownership

(8) Includes 40 shares owned directly by Mr. Schiefelbein's wife. Also includes 9,000 shares owned directly by the Peace Shalom Foundation, of which Mr. Schiefelbein is a director and of which his wife is both a director and the president. Mr. Schiefelbein disclaims beneficial ownership of these shares.


                     REDUCTION OF THE NUMBER OF DIRECTORS
                                 (PROPOSAL 1)


      The present size of the Board of Directors is fixed at six persons. Mr. A. Edward Abramson, a director since 1966, died in June 1996. In addition, Mr. Kenneth G. Anderson will not stand for re-election. Consequently, the Board has determined that it would be in the best interests of the Company to reduce the size of the Board to five persons. Under provisions of the Bylaws and applicable law, the size of the Board may only be reduced by a vote of the shareholders.


      The following resolution will be presented to the shareholders for approval:

            RESOLVED, That Article II, Section 2 of the Bylaws of this corporation be amended to read as follows:

            "The Board of Directors of this corporation shall consist of five Directors, and a majority of the Directors then holding office shall constitute a quorum."

      Approval of this resolution requires the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS AMENDMENT TO THE BYLAWS.


                            ELECTION OF DIRECTORS
                                 (PROPOSAL 2)

      Five directors will be elected at the Annual Meeting of Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the five persons named below. All of the nominees are presently directors of the Company and all were elected by the shareholders, except Mr. Lundstrom who was appointed to the Board by the Board of Directors in fiscal 1996. It is intended that proxies will be voted for the named nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.

                                                   PRINCIPAL OCCUPATION                       DIRECTOR
NAME AND AGE                                     AND OTHER DIRECTORSHIPS                       SINCE
------------                                     -----------------------                      --------
James R. Anderson (75)         Private investor.                                                1966

Claude C. Johnson (52)         President, Chief Executive Officer and Chief Financial           1992
                               Officer of the Company since July 1992; formerly, Vice
                               President, Chief Financial Officer and Assistant Secretary
                               of the Company.

Edward L. Lundstrom (46)       Executive Vice President, Sheldahl, Inc.                         1996

Gerald E. Magnuson (66)        Of Counsel, Lindquist & Vennum P.L.L.P., Minneapolis,            1982
                               Minnesota (law firm); Partner Lindquist & Vennum
                               P.L.L.P until December 1994; Secretary of the Company;
                               Director of PremiumWare, Inc. f/n/a Munsingwear, Inc.,
                               Sheldahl, Inc. and Washington Scientific Industries, Inc.

Charles G. Schiefelbein (58)   Since August, 1996, President of Capital Growth Services         1989
                               (a consulting and investing firm); from 1991 to
                               August, 1996, Chairman of the Board, Computer
                               Petroleum Corporation, St. Paul, Minnesota
                               (publicly traded company with a custom delivered
                               database of petroleum information); Director of
                               Waters Instruments, Inc.


      The Board of Directors met six times during fiscal year 1996. A. Edward Abramson attended 66% of meetings held prior to his death by the Board of Directors and Kenneth G. Anderson attended 57% of the meetings held by the Board of Directors and the committe on which he served. All other directors attended 75% or more of the meetings of the Board of Directors and any committee on which he served.


      The Company has an Audit Committee which met one time during fiscal year 1996 and is currently comprised of Messrs. C.G. Schiefelbein (Chairman), J.R. Anderson, K.G. Anderson, and G.E. Magnuson. The Audit Committee meets with the Company's independent public accountants and representatives of management. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments, and approves any material non-audit services to be provided by the Company's independent public accountants.

      The Company does not have a compensation committee or a nominating committee. The duties normally reserved for a compensation committee are undertaken by the full Board of Directors, with Mr. Johnson, the only employee of the Company on the Board, excusing himself from deliberations and votes concerning matters related to his compensation.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the fiscal years ending September 30, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to Claude C. Johnson, the Company's President, Chief Executive Officer and Chief Financial Officer, and to each other executive officer of the Company (together with Mr. Johnson, the "Named Executives") whose total cash compensation exceeded $100,000 during fiscal year 1996 in all capacities in which they served:


                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                       ANNUAL COMPENSATION    COMPENSATION
                                                       -------------------    ------------
                                       FISCAL YEAR
                                          ENDED                                  STOCK           ALL OTHER
NAME AND POSITION                      SEPTEMBER 30     SALARY      BONUS     OPTIONS (1)     COMPENSATION (2)
-----------------                      ------------     ------      -----     -----------     ----------------
Claude C. Johnson                          1996        $145,538    $    --       5,000             $5,386
 President, Chief Executive                1995         140,500     29,577       3,500              9,020
 Officer and Chief Financial               1994         135,231     50,104          --              8,023
 Officer

Bruce E. Bailey                            1996         100,034         --       3,000              5,455
 Vice President,                           1995          94,558     17,509       2,500              7,833
 Drying Division                           1994          87,096     37,469          --              6,135

David G. Brady                             1996          96,039         --       3,000              5,423
 Vice President,                           1995          92,096     21,496       2,500              7,757
 Assembly Automation Division              1994          88,654     38,041          --              6,275

--------------------------
(1)   Reflects the number of shares purchasable under option grants.

(2) Reflects 401(k) matching and discretionary contributions made by the Company under the Company's profit sharing retirement plan and the payment of life insurance premiums, which during fiscal 1996 were $4,546 for Mr. Johnson, $4,615 for Mr. Bailey, $4,583 for Mr. Brady, and the payment for life insurance premiums of $840 for Mr. Johnson, $840 for Mr. Bailey, and $840 for Mr. Brady.

STOCK OPTIONS

      The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the last fiscal year:


                                OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                      ------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                     % OF TOTAL                                    ANNUAL RATES OF
                      NUMBER OF       OPTIONS                                        STOCK PRICE
                      SECURITIES     GRANTED TO                                     APPRECIATION
                      UNDERLYING     EMPLOYEES      EXERCISE                       FOR OPTION TERM
                       OPTIONS       IN FISCAL        PRICE       EXPIRATION    --------------------
NAME                   GRANTED          YEAR        PER SHARE        DATE          5%          10%
----                  ----------     ----------     ---------     ----------    --------     -------
Claude C. Johnson       5,000          19.23%         $7.75       11/02/2000     $10,710     $23,660
Bruce E. Bailey         3,000          11.54%          7.75       11/02/2000       6,420      14,620
David G. Brady          3,000          11.54%          7.75       11/02/2000       6,420      14,620


        AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                       VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AS OF
                       SHARES                    OPTIONS AT SEPTEMBER 30, 1996        SEPTEMBER 30, 1996 (1)
                     ACQUIRED ON      VALUE      -----------------------------        ----------------------
NAME                  EXERCISE       REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                 -----------     --------    -----------     -------------     -----------     -------------
Claude C. Johnson          --        $    --        16,625           8,875           $43,656           $ --
Bruce E. Bailey         4,000         17,000         7,625           5,875            18,031            344
David G. Brady          4,000         17,000         7,625           5,875            18,031            344

--------------------------
(1) Based on the market price of $6.50 per share, the average of the high and low trading price of the Company's Common Stock on September 30, 1996. Value is calculated on the difference between the option exercise price and $6.50 multiplied by the number of shares of common stock underlying the options, but before taxes associated with exercise.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company (currently all directors except Mr. Johnson) are paid a retainer of $4,000 and a fee of $400 for each meeting of the Board of Directors or any committee thereof. No additional compensation for serving as a director was paid to Mr. Johnson during the last fiscal year. Mr. Magnuson is paid a retainer of $4,000 for serving as Secretary to the Company. Lindquist & Vennum P.L.L.P., of which Mr. Magnuson is Of Counsel, was paid for legal services rendered to the Company during fiscal year 1996. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such legal services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company.

      Each non-employee member of the Board of Directors receives at the time of election or re-election to the Board by the shareholders an option to purchase 500 shares of the Company's Common Stock on the date of such election or re-election. Each director's option is to purchase 500 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a five-year period. The options vest in increments of 25% per year beginning one year after the date of grant.


      The Company has a retirement program for directors who are not full-time employees of the Company at the time of retirement which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than ten years. The maximum number of years that the benefit is payable is ten years. Former directors who receive the retirement benefit will be available to the Company as reasonably requested for consultation and advice, including attendance at Board or committee meetings if requested, and will be reimbursed for out-of-pocket expenses in connection with such meetings. Former directors receiving retirement benefits will also agree not to engage in substantial activity competitive with the business of the Company.

EMPLOYMENT AGREEMENTS

      In April 1988, the Company entered into employment agreements with certain of its executive officers. Certain of these agreements were amended in April 1991 and others were terminated. As amended, the employment agreements provide, among other things, for monthly cash severance payments to such individuals equal to approximately the individual's average monthly compensation over the preceding six months plus certain fringe benefits under certain circumstances for the twelve months following a "change in control" of the Company. In general, a change in control would occur when there has been any change in controlling persons reported in the Company's proxy statement, when 50% or more of the Company's outstanding voting stock is acquired by any person or when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least a majority of the Board of Directors. However, a "change in control" would not occur if any of these events are authorized, approved or recommended by the Board of Directors. If a change in control had occurred at the end of fiscal year 1996, the following individual and group could have received as additional compensation pursuant to the employment agreements the following approximate amounts: Mr. Johnson, $145,000 and all executive officers as a group, $238,000.


                             APPROVAL OF ACCOUNTANTS
                                  (PROPOSAL 3)


      Arthur Andersen LLP, independent public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

      A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                              SHAREHOLDER PROPOSALS

      The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Research, Incorporated 1998 Annual Meeting of Shareholders is expected to be held on or about January 15, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about December 15, 1997. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before August 17, 1997.


                                     GENERAL

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all
Section 16(a) filing requirements applicable to its insiders were complied with, except that there was one late filing of a Form 3 for Mr. Lundstrom to disclose his appointment to the Board of Directors but that Form was filed prior to the date of this proxy statement.

OTHER MATTERS

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1996 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Research, Incorporated, 6425 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Investor Relations, or by calling the Company at (612) 941-3300.

                                       By Order of the Board of Directors


                                       Gerald E. Magnuson,
                                       SECRETARY



                             RESEARCH, INCORPORATED
                      PROXY SOLICITED BY BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS, JANUARY 16, 1997

      The undersigned hereby appoints Gerald E. Magnuson and Claude C. Johnson, or either of them, proxies with full power of substitution to vote, in their discretion, all shares of common stock of Research, Incorporated of record in the name of the undersigned at the close of business on December 2, 1996 at the Annual Meeting of Shareholders to be held in Eden Prairie, Minnesota on January 16, 1997, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

1. PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO DECREASE THE NUMBER OF MEMBERS ON THE BOARD OF DIRECTORS FROM SIX TO FIVE.

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

2.    ELECTION OF DIRECTORS.

      [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
          (except as marked to the contrary          for all nominees below
           below)

      (INSTRUCTIONS: IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                    James R. Anderson, Claude C. Johnson,
      Edward L. Lundstrom, Gerald E. Magnuson,  Charles G. Schiefelbein

                           (continued on the back)


                          (continued from the front)

3. PROPOSAL TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

4.    IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

      THE SHARE(S) REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND WILL BE VOTED "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.


                                       Dated:___________________________, 199__

                                       ________________________________________

                                       ________________________________________
                                       Please sign your name(s) exactly as shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.